UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

199 Fremont St., Suite 1800
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 10, 2007, Aptimus issued the press release attached as Exhibt 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of May 10, 2007, the Company entered into new Change in Control Agreements with the executive officers listed below which modify some of the terms of the previous Change of Control Agreements. Pursuant to these new agreements, if an executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of the executive’s death or disability) or if the executive terminates his employment within one year of the change of control event in certain circumstances defined in the agreement which constitute “good reason”, the Change in Control Agreements provide that:

(i)	the following named executive officers will receive his base salary for a specified number of months as follows:

•	Timothy C. Choate - twelve months
•	Robert W. Wrubel - twelve months
•	John A. Wade - nine months
•	Lance Nelson - nine months
•	Dave Davis - nine months
•	Brad Benz - nine months
•	Michael Mayor - nine months
•	Michael Sullivan - nine months

(ii)	all stock options held by the executive will automatically vest and become exercisable;

(iii)	the Company shall cover the executive’s COBRA payments, if any, during the severance period; and

(iv)	the executive shall receive any accrued but unpaid incentive compensation due under any incentive compensation or bonus plan and an amount equal to the ratable portion of the incentive payment that would otherwise be due for the balance of the calendar year in which such change of control event occurred were the executive to be at 100% of the incentive compensation or bonus plan.

A change of control is defined as the sale of substantially all of the Company’s assets, the third-party acquisition of in excess of 50% of the Company’s voting securities, a reduction in force mandated as a prior condition to the sale or merger of the Company, or the voluntary or involuntary winding up of the Company.

The foregoing description of the Change in Control Agreements does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreements for each of the above named executive officers which are substantially similar and the form of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007.

Director Payments Upon a Change of Control.

As of May 10, 2007, the Board also approved payments of $75,000 to each of Eric Helgeland, Jack Balousek, Bob Bejan in the event of a change of control, provided such individual is then a sitting and current member of the Company’s Board.

Director Compensation

As of May 10, 2007, the Board approved a fee of $65,000 to Eric Helgeland for his service as the outside director on the Board’s Executive Committee.

Item 9.01    Financial Statements and Exhibits.

        (c)        Exhibits

99.1	Copy of Press Release issued May 10, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: May 10, 2007	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary